Exhibit 24

POWER OF ATTORNEY

(Rule 144 and Section 16(a) Reporting)

	KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer, director and/or shareholder of Cray Inc. (the "Company"), does hereby constitute and appoint the Chief Executive Officer, the Chief Financial Officer and the General
Counsel of the Company, and any one of them or the individual delegated in writing by them or any of them, as his/her true and lawful attorney and agent to execute in his/her name any and all reports required to be filed under Rule 144 under the Securities Act of 1933 and Section 16(a) of the Securities Exchange
Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange and national market system; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

	This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Rule 144 and Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.


Dated:  May 14, 2008     			/s/ Charles A. Morreale
                                         	Signature

                                         	Charles A. Morreale
                                         	Print Name